Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated December 6, 2010)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 February 18, 2011

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Buy Today! Information

BUY TODAY!

Price:	100.000
Yield:	2.75%

Auction Information

Auction Start:	2/17/2011 8:00 AM EST
Auction End:	2/23/2011 1:30 PM EST
Last Update:	**2/18/2011 4:33:56 AM EST**
Auction Status:	Accepting Bids

Bidding Information

Number of Bidders:	1
Number of Bids:	1
Current Market-Clearing Price:	98.000
Current Market-Clearing Yield*:	4.898%

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.750%
Maturity Date:	2/15/2012
Call Feature:	Non-callable
Settlement Date:	2/28/2011
First Interest Date:	8/15/2011
Int. Accrual Date:	2/15/2011
Int. Frequency:	Semi-Annually
Day Basis:	30/360 (347 days)
Principal Offered:	$ 1,400,000.00
Units Offered:	1400
Denomination:	$ 1,000.00
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.665%
Max. Yield:	4.898%
Documents:	Offering Documents

Before submitting bids in this auction you must **Register** or **Sign In**.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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Home » Auction #2548

ZIONS BANCORPORATION

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Bidding Qualification

Zions Bancorporation Senior Note / 1 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Please confirm your agreement with each of the following by checking the box next to each statement.

I agree that the following contact information is correct:

Name: John Smith

E-mail: john.smith@email.com

Telephone: 212-121-2121

I have accessed or received the Offering Documents.

I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.

I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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ZIONS DIRECT AUCTIONS

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Bid Page

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	2/17/2011 8:00 AM EST
Auction End:	2/23/2011 1:30 PM EST
Last Update:	**2/18/2011 4:36:53 AM EST**
Auction Status:	**Accepting Bids**

Bidding Information

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.750%
Maturity Date:	2/15/2012
Call Feature:	Non-callable
Settlement Date:	2/28/2011
First Interest Date:	8/15/2011
Int. Accrual Date:	2/15/2011
Int. Frequency:	Semi-Annually
Day Basis:	30/360 (347 days)
Principal Offered:	$ 1,400,000.00
Units Offered:	1400
Denomination:	$ 1,000.00
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.665%
Max. Yield:	4.898%
Documents:	Offering Documents

Buy Today! Information

Price:	100.000
Yield:	2.75%

PUBLIC_VIEW

Current Market-Clearing Price: 98.000
Current Market-Clearing Yield*: 4.898%

	Units	Price - OR -	Yield	Submitted	"In the Money"
Note: Buy Today! sale has sold out.					
Auction Bids					
1			%		
2			%		
3			%		
4			%		
5			%		

Bid Limit: $ 1,000.00

Calculate/Refresh   Submit

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP

Software That Works®

SECURED BY Entrust SSL AVERITY

ZIONS DIRECT

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

ZIONS DIRECT AUCTION

Home » Auction #2548

ZION BANCORPORATION

Auctions

View current auctions

Results Archive

View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

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Stock

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Issuers

University

Learn more about our auctions

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Think

My Account

Please review and confirm the bids below

Confirm Bid Submission

Zions Bancorporation Senior Note / 1 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Bidder Bid # Units @ Price Yield Max. Award Max. Amt. Due Status

PUBLIC_VIEW 1 1 @ 100.000 2.749% 1 $ 1,000.00 NEW

Bid Limit: $ 1,000.00

I understand that I could win as many as 1 unit, at a total cost of up to $ 1,000.00. I also understand that if awarded, I will be responsible for Accrued Interest of $ 0.99 on my award.

Cancel Submit

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP

Software That Works®

SECURED BY Entrust SSL AVERITY

ZIONS DIRECT